QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF SRK CONSULTING (U.S.), INC.

        We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, in the Company's Registration Statement on Form S-8 (No. 333-159096), any prospectuses or amendments or supplements thereto, and in any amendment to any of the foregoing.

Date: March 29, 2010	SRK CONSULTING (U.S.), INC.
/s/ LEAH MACH
Name: Leah Mach
Title: Principal Resource Geologist

QuickLinks

  EXHIBIT 23.2
CONSENT OF SRK CONSULTING (U.S.), INC.